UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2004

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	2-39621	42-0644327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 319-399-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 19, 2004 we issued a press release announcing the appointment of new officers and the declaration of dividends. The release is furnished as Exhibit 99.1 hereto.

By filing this current report on Form 8-K, United Fire & Casualty Company is undertaking to meet the requirements of Rule 416(a) with respect to its Registration Statements Nos. 333-63103 and 333-83446. Under Rule 416(a), if a registration statement purports to register securities to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions, that registration statement is deemed, unless otherwise expressly provided, to cover the additional securities to be offered or issued in connection with any such provision.

Registration Statement No. 333-63103 became effective on September 9, 1998 and registered 500,000 shares of common stock for issuance under the United Fire & Casualty Company Employee Stock Option Plan. Pursuant to Rule 416(a), this Registration Statement is deemed to cover the additional shares of common stock that are issuable as a result of the stock dividend.

Registration Statement No. 333-83446 became effective on May 6, 2002 and registered 2,760,000 shares of 6.375% Convertible Preferred Stock, Series, A. This Preferred Stock is convertible into common stock. Pursuant to Rule 416(a), this Registration Statement is deemed to cover the additional shares of common stock that are issuable upon conversion of Preferred Stock as a result of the stock dividend.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibits are furnished herewith.

Exhibit 99.1	Press Release, dated November 19, 2004, announcing the appointment of new officers and the declaration of dividends.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

November 19, 2004
(Date)

/s/ Kent G. Baker
Kent G. Baker, Chief Financial Officer